GUARANTY

     THIS GUARANTY ("Guaranty") is executed as of the 18th day of March, 1998, by Saint Andrews Golf Corporation, a Nevada corporation (the "Guarantor"), in favor of Callaway Golf Company, a California corporation ( "Callaway Golf"), and its successors and assigns, with reference to the facts set forth below.

                                   RECITALS

     A. Callaway Golf has agreed to make a loan, or provide other financial accommodations to All-American SportPark, Inc. (the "Borrower").
The Borrower's obligations to Callaway Golf in respect of such loan or other financial accommodations are evidenced by a Promissory Note, in the original principal amount of Three Million Dollars ($3,000,000.00), dated March 18, 1998, executed by Borrower (as at any time amended, modified, or supplemented, and including any replacement notes issued in exchange or substitution therefor or for any such replacement note, the "Note").

     B. The Guarantor owns all of the outstanding capital stock of the Borrower, or otherwise expects to benefit from the grant by Callaway Golf to the Borrower of the loan or other financial accommodations.

     C. As an essential inducement to Callaway Golf's agreement to make such loan or to provide such other financial accommodations to the Borrower and in consideration therefor and at the request of the Borrower, the Guarantor has agreed to guaranty the payment of all obligations of the Borrower under the Note, as provided herein.

     NOW, THEREFORE, in consideration of the premises, and to induce and in consideration for the loan or other financial accommodations, the Guarantor agrees for the benefit of Callaway Golf, its successors and assigns, as set forth below.

     1.   Guaranty.

          (a) The Guarantor hereby unconditionally and irrevocably guaranties to Callaway Golf the payment of, and promises to pay to Callaway Golf, or order, all indebtedness and obligations, of any nature whatsoever, of the Borrower under the Note and any and all extensions, renewals, substitutions, replacements, and modifications thereof, whether now in existence or hereafter created, including, without limitation, (i) all principal of and interest on the Note and (ii) all fees, charges, costs, and other amounts payable by the Borrower under the Note (all of the foregoing obligations, the "Guarantied Obligations").

          (b) This is a continuing guaranty relating to the Guarantied Obligations, including, without limitation, obligations and liabilities arising under successive and future transactions that either increase, decrease, or continue the Guarantied Obligations, or, from time to time, renew Guarantied Obligations that have been satisfied, independent of and in addition to any guaranty, endorsement, or collateral now or hereafter held by Callaway Golf, whether or not furnished by the Guarantor. This Guaranty shall apply and be irrevocable with respect to any indebtedness created or incurred even after actual receipt by Callaway Golf of any written notice of revocation by Guarantor which indebtedness arises out of any extension, renewal, advance, additional advance, refunding, replacement or modification of any indebtedness originally created prior to the actual receipt of such written notice regardless of whether such extension, renewal, advance, additional advance, refunding replacement or modification occurs prior to such revocation, and Guarantor waives any right to revoke this Guaranty and the benefits of California Civil Code Section 2815.

     2.   Rights of Callaway Golf.

     The Guarantor consents that Callaway Golf may, and authorizes Callaway Golf at any time in its discretion without notice or demand and without affecting the indebtedness and liabilities of the Guarantor hereunder to: (i) enter into agreements with the Borrower and renew, extend, amend, waive, restructure, refinance, release, accelerate, or otherwise change the time for payment of, or otherwise change the terms of, the indebtedness evidenced thereby (including, without limitation, the Guarantied Obligations), including, without limitation, (A) increase or decrease in the Guarantied Obligations or the rate of interest on the Guarantied Obligations and (B) any amendment of the Guarantied Obligations to permit Callaway Golf to extend further or additional accommodations to the Borrower in any form, including credit by way of loan, lease, sale or purchase of assets, guarantee, or otherwise, which shall thereupon be Guarantied Obligations; (ii) accept new or additional documents, instruments, or agreements relative to the Guarantied Obligations; (iii) consent to the change, restructure or termination of the individual, partnership, or corporate structure or existence of the Borrower, the Guarantor or any affiliate of the Borrower or the Guarantor and correspondingly restructure the Guarantied Obligations; (iv) accept partial payments on the Guarantied Obligations; (v) take and hold collateral or additional guaranties for the Guarantied Obligations and amend, alter, exchange, substitute, transfer, enforce, perfect or fail to perfect, waive, subordinate, terminate, or release any such collateral or guaranties; (vi) apply any collateral, and direct the order and manner of sale thereof as Callaway Golf in its sole discretion may determine; (vii) settle, release on terms satisfactory to Callaway Golf or by operation of law or otherwise, compound, compromise, collect, or otherwise liquidate the Guarantied Obligations and/or the collateral or any guaranty therefor in any manner, whether in liquidation, reorganization, receivership, bankruptcy, or otherwise; (viii) release the Borrower or any other party for all or any part of the Guarantied Obligations; or (ix) assign the Guarantied Obligations or any rights related thereto in whole or in part.

     3.   Independent Obligations.

     This Guaranty is a guaranty of payment and not of collection. The Guarantor's obligations under this Guaranty are independent of those of the Borrower and of the obligations of any other guarantor, and are not conditioned or contingent upon the genuineness, validity, regularity, or enforceability of the Note or other Guarantied Obligations or of the obligations of any other guarantor. Callaway Golf may bring a separate action against the Guarantor without first proceeding against the Borrower, any other guarantor, or any other person or entity, or any security held by Callaway Golf, and without pursuing any other remedy. Callaway Golf's rights under this Guaranty in respect of the Guarantied Obligations shall not be exhausted by any action of Callaway Golf until all of the Guarantied Obligations have been fully and indefeasibly paid.

     4.   Waiver of Defenses.

     The Guarantor waives and agrees not to assert or take advantage of (i) any right to require Callaway Golf to proceed against the Borrower, any other guarantor, or any other person or entity, or against any security now or hereafter held by Callaway Golf, or to pursue any other remedy whatsoever;
(ii) any defense based upon any legal disability of the Borrower or of any other guarantor or any discharge or limitation of the liability of the Borrower or of any other guarantor to Callaway Golf, or any restraint or stay applicable to actions against the Borrower or against any other guarantor, whether such disability, discharge, limitation, restraint, or stay is consensual, arises by order of a court or other governmental authority, or arises by operation of law or any liquidation, reorganization, receivership, bankruptcy, insolvency or debtor-relief proceeding, or from any other cause, including, without limitation, any defense to the payment of interest, attorneys' fees and costs, and other charges that otherwise would accrue or become payable in respect of the Guarantied Obligations after the commencement of any such proceeding, it being the intent of the parties that the Guarantied Obligations shall be determined without regard to any rule of law or order that may relieve the Borrower of any portion of such obligations; (iii) setoffs, counterclaims, presentment, demand, protest, notice of protest, notice of non-payment, or other notice of any kind; (iv) any defense based upon the modification, renewal, extension, or other alteration of the Guarantied Obligations; (v) any defense based upon the negligence of Callaway Golf, including, without limitation, the failure to record an interest under a deed of trust, the failure to perfect any security interest, or the failure to file a claim in any bankruptcy of the Borrower or of any other guarantor; (vi) any defense based upon a statute of limitations (to the fullest extent permitted by law), and any defense based upon Callaway Golf's delay in enforcing this Guaranty or any other agreement; (vii) any defense based upon or arising out of any defense that the Borrower may have to the performance of any part of the Guarantied Obligations; (viii) any defense to recovery by Callaway Golf of a deficiency after non-judicial sale of real or personal property; any defense based upon the unavailability to Callaway Golf of recovery of a deficiency judgment after non-judicial sale of real or personal property; and any defense based upon or arising out of any of Sections 580a (which would otherwise limit Guarantor's liability after a nonjudicial foreclosure sale to the difference between the obligations guarantied hereby and the fair market value of the property or interest sold at such nonjudicial foreclosure sale), 580b and 580d (which would otherwise limit Callaway Golf's right to recover a deficiency judgment with respect to purchase money obligations and after a nonjudicial foreclosure sale, respectively), or 726 (which, among other things, would otherwise require Callaway Golf to exhaust all of its security before a personal judgment may be obtained for a deficiency) of the California Code of Civil Procedure (including but not limited to any fair value limitations under Section 580a or 726 of such Code) or based upon or arising out of Division 9 of the California Uniform Commercial Code; (ix) any defense based upon the death, incapacity, lack of authority, or termination of existence of, or revocation hereof by, any person or entity or persons or entities, or the substitution of any party hereto; (x) any defense based upon or related to the Guarantor's lack of knowledge as to the Borrower's financial condition; (xi) any defense based upon the impairment of any subrogation or reimbursement rights that the Guarantor might have, including any defense or right based upon the acceptance by Callaway Golf or an affiliate of Callaway Golf of a deed in lieu of foreclosure without extinguishing the Guarantied Obligations, even if such acceptance destroys, alters, or otherwise impairs subrogation rights of the Guarantor, the right of the Guarantor to proceed against the Borrower for reimbursement, or both;
(xii) any right to designate the application of any sums or property received by Callaway Golf; and (xiii) any right or defense that is or may become available to the Guarantor by reason of California Civil Code Sections 2787 to 2855.

     5.   Borrower's Financial Condition.

     The Guarantor acknowledges that the Guarantor is relying upon the Guarantor's own knowledge and is fully informed with respect to the Borrower's financial condition. The Guarantor assumes full responsibility for keeping fully informed of the financial condition of the Borrower and all other circumstances affecting the Borrower's ability to perform its obligations to Callaway Golf, and agrees that Callaway Golf will have no duty to report to the Guarantor any information that Callaway Golf receives about the Borrower's financial condition or any circumstances bearing on the Borrower's ability to perform all or any portion of the Guarantied Obligations, regardless of whether Callaway Golf has reason to believe that any such facts materially increase the risk beyond that which the Guarantor intends to assume or has reason to believe that such facts are unknown to the Guarantor or has a reasonable opportunity to communicate such facts to the Guarantor.

     6.   Exercise of Subrogation Rights; Subordination.

          (a) The Guarantor agrees that (i) the Guarantor shall have no right of subrogation, reimbursement or indemnity against the Borrower or against any collateral provided for in the Note unless and until all Guarantied Obligations have been paid in full; (ii) the Guarantor shall have no right of contribution against any other guarantor unless and until all Guarantied Obligations have been paid in full; and (iii) until the Guarantor is permitted by the terms of this paragraph to exercise any such right of subrogation, reimbursement, indemnity or contribution, the Guarantor hereby waives any right to enforce any remedy that the Guarantor might have against the Borrower or any other guarantor, or to participate in any security held by Callaway Golf for the Guarantied Obligations, by reason of any one or more payments by the Guarantor under this Guaranty, including, without limitation, any such right or any other right set forth in Sections 2845, 2848 or 2849 of the California Civil Code.

          (b) Whether or not any or all of the foregoing waivers of rights in respect of subrogation, reimbursement, indemnity and contribution are held to be unenforceable: (i) all existing and future indebtedness of the Borrower to the Guarantor (including, without limitation, any indebtedness arising by reason of any payment by the Guarantor hereunder) is hereby subordinated to all Guarantied Obligations, and, without the prior written consent of Callaway Golf, such indebtedness shall not be paid, in whole or in part, nor will the Guarantor accept any payment of or on account of any such indebtedness; provided, however, that, if Callaway Golf so requests, the Guarantor shall enforce and/or collect such indebtedness, subject to the following clause
(ii); (ii) each payment by the Borrower, whether received in violation of this Guaranty or pursuant to the request of Callaway Golf, shall be received by the Guarantor in trust for Callaway Golf, and the Guarantor shall cause the same to be paid to Callaway Golf, immediately upon demand by Callaway Golf, on account of the Guarantied Obligations; and (iii) no such payment shall reduce or affect in any manner the liability of the Guarantor under this Guaranty.
The Guarantor hereby grants to Callaway Golf a security interest in all existing and future indebtedness of the Borrower to the Guarantor as security for the obligations of the Guarantor hereunder, and upon request of Callaway Golf shall (1) endorse over, and deliver to, Callaway Golf each promissory note or other writing, if any, evidencing any such indebtedness; and/or (2) cause each such promissory note or other writing to be marked with a legend giving notice of the subordination and security interest in favor of Callaway Golf provided for herein; and/or (3) execute such further documents, and take such further acts, as Callaway Golf may request for the purpose of further perfecting, preserving or protecting its rights hereunder.

     7.   Impairment of Subrogation and Other Rights/Other Waivers.

          (a) Upon the occurrence of any default under the Note or by the Guarantor hereunder (but without limiting Callaway Golf's right to resort to any other remedy it may have in respect thereof, under the Note or this Guaranty or otherwise), Callaway Golf may elect to foreclose non-judicially or judicially against any real or personal property security it holds for the Guarantied Obligations or any part thereof, or exercise any other remedy against the Borrower or against any security. No such action by Callaway Golf shall release or limit the liability of the Guarantor, even if the effect of that action is to deprive the Guarantor, or any other guarantor, of the right or ability to collect reimbursement from or to assert subrogation, indemnity, or contribution rights against the Borrower or against any other guarantor for any sums paid to Callaway Golf, or to obtain reimbursement by means of any security held by Callaway Golf for the Guarantied Obligations.

          (b) Guarantor acknowledges that if Callaway Golf selects to foreclose nonjudicially against any real property security it holds for the Guarantied Obligations or any part thereof, Guarantor may have subrogation rights that might be destroyed by virtue of application of Section 580d of the California Code of Civil Procedure and will or may have a defense to its liability under this Guaranty. Without in any way limiting any other waiver, consent or acknowledgment contained in this Guaranty and in addition thereto, Guarantor hereby waives and agrees not to assert or take advantage of any defense based upon such Section 580d of the California Code of Civil Procedure or any loss or impairment of subrogation or other rights against the Borrower or any other person or entity, and no such nonjudicial foreclosure by Callaway Golf shall release or limit the liability of Guarantor under this Guaranty.

          (c) Guarantor waives all rights and defenses arising out of an election of remedies by Callaway Golf, even though that election of remedies, such as nonjudicial foreclosure with respect to security for the Guarantied Obligations, has destroyed Guarantor's rights of subrogation and/or reimbursement against the Borrower by the operation of Section 580d of the California Code of Civil Procedure or otherwise. In addition, Guarantor waives all rights and defenses arising out of the operation of Section 580a of the California Code of Civil Procedure, and further waives its right to a fair value hearing under such Section 580a to determine the size of a deficiency judgment following any foreclosure sale on encumbered real property.

          (d) Guarantor waives all rights and defenses that the Guarantor may have because the Guarantied Obligations are secured by real property.
This means, among other things: (1) Callaway Golf may collect from the Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower or otherwise; and (2) if Callaway Golf forecloses on any real property collateral (a) the amount of the Guarantied Obligations may be reduced only by the price for which that collateral was sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (b) Callaway Golf may collect from Guarantor even if Callaway Golf, by foreclosing on the real property collateral, has destroyed any right the Guarantor may have to collect from the Borrower. This is an unconditional and irrevocable waiver of any rights and defenses the Guarantor may have because the Guarantied Obligations or portions thereof are secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

     8.   Bankruptcy.

     So long as any Guarantied Obligation shall be owing to Callaway Golf, the Guarantor shall not, without the prior written consent of Callaway Golf, commence, or join with any other person or entity in commencing, any bankruptcy, reorganization, or insolvency proceeding against the Borrower or Guarantor. The obligations of the Guarantor under this Guaranty shall not be altered, limited, or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation, or arrangement of the Borrower, or by any defense the Borrower may have by reason of any order, decree, or decision of any court or administrative body resulting from any such proceeding. In furtherance of the foregoing, the Guarantor agrees that if acceleration of the time for payment of any amount payable by the Borrower under the Note or in respect of the other Guarantied Obligations is stayed for any reason, all such amounts otherwise subject to acceleration shall nonetheless be payable by the Guarantor hereunder forthwith upon demand.

     9.   Claims in Bankruptcy.

     The Guarantor shall file in any bankruptcy or other proceeding in which the filing of claims is required or permitted by law all claims that the Guarantor may have against the Borrower relating to any indebtedness of the Borrower to the Guarantor, and will assign to Callaway Golf all rights of the Guarantor thereunder. If the Guarantor does not file any such claim within twenty (20) days of any deadline to do so, Callaway Golf, as attorney-in-fact for the Guarantor, is hereby authorized to do so in the name of the Guarantor or, in Callaway Golf's discretion, and to cause a proof of claim to be filed in the name of Callaway Golf or its nominee. The foregoing power of attorney is coupled with an interest and cannot be revoked. Callaway Golf, or its nominee, shall have the sole right to accept or reject any plan proposed in such proceedings and to take any other action that a party filing a claim is entitled to do. In all such cases, whether in administration, bankruptcy, or otherwise, the person or persons authorized to pay such claim shall pay to Callaway Golf the amount payable on such claim. The Guarantor hereby assigns to Callaway Golf all of the Guarantor's rights to any such payments or distributions to which the Guarantor would otherwise be entitled; provided, however, that the Guarantor's obligations hereunder shall not be satisfied except to the extent that Callaway Golf receives cash by reason of any such payment or distribution. If Callaway Golf receives anything hereunder other than cash, the same shall be held as collateral for amounts due under this Guaranty.

     10.  Reinstatement.

     The liability of the Guarantor hereunder shall be reinstated and continued, and the rights of Callaway Golf shall continue, with respect to any amount at any time paid on account of the Guarantied Obligations that Callaway Golf shall thereafter be required to restore or return in connection with the bankruptcy, insolvency, or reorganization of the Borrower or the Guarantor, or otherwise, all as though such amount had not been paid. The determination as to whether any such payment must be restored or returned shall be made by Callaway Golf in its sole discretion; provided, however, that if Callaway Golf chooses to contest any such matter, the Guarantor agrees to indemnify and hold harmless Callaway Golf from all costs and expenses (including, without limitation, reasonable legal fees and disbursements) of such litigation. Callaway Golf shall be under no obligation to return or deliver this Guaranty to the Guarantor, notwithstanding the payment of the Guarantied Obligations. If this Guaranty is nevertheless returned to the Guarantor or is otherwise released, then the provisions of this Section 10 shall survive such return or release, and the liability of the Guarantor under this Guaranty shall be reinstated and continued under the circumstances provided in this Section 10 notwithstanding such return or release.

     11.  Authority, Etc.

     The Guarantor represents and warrants that:

          (a) it is a corporation duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its incorporation;

          (b) it has all requisite corporate power and authority to execute, deliver, and be legally bound by this Guaranty on the terms and conditions herein stated and to transact any other business with Callaway Golf as necessary to fulfill the terms of this Guaranty;

          (c) the execution and performance by the Guarantor of this Guaranty have been duly authorized by all necessary corporate or other organizational action and do not and will not (i) contravene the Guarantor's charter or bylaws; (ii) violate any provision of any law, rule, or regulation; or (iii) result in a breach of or constitute a default under any agreement, lease, or other instrument to which the Guarantor is a party or by which it or its properties may be bound or affected;

          (d) this Guaranty is the legal, valid, and binding obligation of the Guarantor, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights generally; and

          (e) the Guarantor is not insolvent, and will not be rendered insolvent by the incurring of its obligations hereunder; the Guarantor is not engaged, and is not about to engage, in a business or transaction for which the Guarantor's assets are unreasonably small in relation thereto; and the Guarantor does not intend to incur, and does not believe that the Guarantor has incurred or will incur, debts beyond the Guarantor's ability to pay as they mature.

     12.  Costs and Expenses.

     The Guarantor agrees to pay, upon demand, Callaway Golf's reasonable out-of-pocket costs and expenses, including (but not limited to) reasonable legal fees and disbursements and expert witness's fees and disbursements, incurred in connection with (i) the administration of this Guaranty, (ii) any effort to collect or enforce any of the Guarantied Obligations or this Guaranty (including the defense of any claims or counterclaims asserted against Callaway Golf arising out of this Guaranty or the transactions contemplated hereby), or (iii) the Guarantor's failure to perform or observe any of the provisions hereof, as well as in the representation of Callaway Golf in any insolvency, bankruptcy, reorganization or similar proceeding relating to the Borrower, the Guarantor, or any security for the Note or this Guaranty. Until paid to Callaway Golf, such sums shall bear interest from the date of demand at the rate of interest set forth in the Note. The obligations of the Guarantor under this Section 12 shall include payment of Callaway Golf's costs and expenses of enforcing any judgments, which obligation shall be severable from the remaining provisions of this Guaranty and shall survive the entry of judgment.

     13.  Miscellaneous.

          (a) Notice, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopied, or telex communication) and mailed or telegraphed, telecopied or delivered to the parties at their respective addresses as set forth on the signature page hereto, or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 13(a). All such notices and communications, if mailed, shall be effective upon deposit in the United States mail, first-class (or certified) postage prepaid; if telegraphed or telecopied, shall be effective when transmitted; if sent by telex, shall be effective when the telex is sent and the appropriate answer back is received; and if delivered in another way, shall be effective upon receipt.

          (b) Agreement Binding. This Guaranty shall be binding upon the Guarantor and the Guarantor's heirs, executors, personal representatives, successors, and assigns, and shall inure to the benefit of, and be enforceable by, Callaway Golf and Callaway Golf's successors and assigns.

          (c) Severability. If any provision of this Guaranty shall be deemed or held to be invalid or unenforceable for any reason, such provision shall be adjusted, if possible, rather than voided, so as to achieve the intent of the parties to the fullest extent possible. In any event such provision shall be severable from, and shall not be construed to have any effect on, the remaining provisions of this Guaranty, which shall continue in full force and effect.

          (d) Security. This Guaranty and the obligations hereunder are secured by the Membership Interest Security Agreement made and entered into as of June 13, 1997 by Guarantor and Callaway Golf ("Membership Interest Security Agreement") and the property described therein. All recoveries under such Membership Interest Security Agreement may be applied to the obligations secured thereby in such order and in such amounts as may be determined by Callaway Golf in its sole and absolute discretion.

          (e) Governing Law; Jurisdiction. This Guaranty shall be governed by and construed in accordance with the laws of the State of California applicable to contracts, between residents thereof, to be wholly performed within the State of California.

          (f) Rights Cumulative; No Waiver. Callaway Golf's options, powers, rights, privileges, and immunities specified herein or arising hereunder are in addition to, and not exclusive of, those otherwise created or existing now or at any time, whether by contract, by statute, or by rule of law. Callaway Golf shall not, by any act, delay, omission or otherwise, be deemed to have modified, discharged, or waived any of Callaway Golf's options, powers, or rights in respect of this Guaranty, and no modification, discharge, or waiver of any such option, power, or right shall be valid unless set forth in writing signed by Callaway Golf or Callaway Golf's authorized agent, and then only to the extent therein set forth. A waiver by Callaway Golf of any right or remedy hereunder on any one occasion shall be effective only in the specific instance and for the specific purpose for which given, and shall not be construed as a bar to any right or remedy that Callaway Golf would otherwise have on any other occasion.

          (g) Default. The occurrence of any one of the following events shall, at the election of Callaway Golf, be deemed an event of default by Guarantor under this Guaranty: (a) Guarantor shall fail or neglect to perform, keep or observe any term, provision, condition or covenant, contained in this Guaranty, and any monetary failure is not cured within ten (10) days of written notice by Callaway Golf to Guarantor, and any non-monetary failure is not cured within thirty (30) days of written notice by Callaway Golf to Guarantor; (b) if any representation or warranty made in this Guaranty shall be false in any material respect; (c) if any material portion of Guarantor's assets are seized, attached, subjected to a writ, or are levied upon, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors; or (d) occurrence of a default or event of default under the Note or Membership Interest Security Agreement. Upon the occurrence of an event of default, Guarantor's obligations hereunder shall be, at the option of Callaway Golf, accelerated and shall all be due and payable and enforceable against Guarantor, whether or not the Guarantied Obligations are then due and payable and Callaway Golf may, in its sole discretion, in addition to any other right or remedy provided by law, all of which are cumulative and non-exclusive, proceed to suit against Guarantor, whether suit has been commenced against Borrower.

          (h) Entire Agreement. This Guaranty and the written agreements referred to herein contain the entire agreement between the Guarantor and Callaway Golf with respect to its subject matter, and supersede all prior communications relating thereto, including, without limitation, all oral statements or representations. No supplement to or modification of this Guaranty shall be binding unless executed in writing by the Guarantor and Callaway Golf.

     IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as of the date first written above.

GUARANTOR:

SAINT ANDREWS GOLF CORPORATION

By:___________________________
   Ron Boreta

Its:  President

By:___________________________

Its:

GUARANTOR'S ADDRESS FOR NOTICE:

5235 South Valley View Boulevard, Suite 10
Las Vegas, Nevada  89118
Attention: Ron Boreta, President
Telephone No.:  (702) 798-7777
Facsimile No.:  (702) 739-9509

CALLAWAY GOLF COMPANY'S ADDRESS FOR NOTICE:

Callaway Golf Company
2285 Rutherford Road
Carlsbad, California  92008-8815
Attention:     Donald H. Dye, President and Chief Executive Officer
Telephone No.:  (760) 930-5738
Facsimile No.:  (760) 930-5022